EXHIBIT 10.13

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT is made and entered into as of the 20th day of September 2002, made effective as of 5th of April, 2002, by and between Tennant Company, a Minnesota corporation (the “Company”) and Janet Dolan, Chief Executive Officer of the Company (“Executive”).

WHEREAS, the Company and Executive are parties to that Employment Agreement made as of April 5, 1999 (the “Agreement”);

WHEREAS, the Company and Executive desire to amend the Agreement pursuant to Paragraph 6.2 of the Agreement, to recognize the current employment status of the Executive.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  Amendment to Paragraph 1.1.  Paragraph 1.1 of the Agreement is replaced and hereby amended to read in its entirety as follows:

1.1  EMPLOYMENT AS EXECUTIVE.  The Company agrees to employ Executive as its Chief Executive Officer (“CEO”), and Executive accepts such employment.  The term of Employment Period as CEO shall be one year, commencing on April 5, 2002, and ending on April 5, 2003, and shall be automatically extended for one additional year on each succeeding April 5 Anniversary Date thereof (provided Executive’s employment has not been previously terminated pursuant to the terms of this Agreement), except that pursuant to Paragraph 3.1(g) of this Agreement, Executive may be terminated by Company upon not less than three month’s prior written notice.

2.  Continuation.  Except as set forth in this Amendment No. 1, the Agreement shall remain in full force and effect without further alteration until, or unless, it expires in accordance with its terms or is further amended by written agreement among the parties.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first above written.

TENNANT COMPANY		EXECUTIVE

By	/s/ William I. Miller	/s/ Janet Dolan
William Miller		Janet Dolan

Its: Chairperson of the Executive Compensation Committee